EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Texoil, Inc:

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-KSB, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-62175 and 33-15449).

                                               ARTHUR ANDERSON LLP

Houston, Texas
April 8, 1998